UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                      1934


         Date of Report (Date of earliest event reported): NOVEMBER 20,
                                      2001



                               HOWELL CORPORATION
             (Exact name of registrant as specified in its charter)



               Delaware               1-8704           74-1223027
     (State or other jurisdiction  (Commission      (I.R.S. Employer
           of incorporation)        File Number)   Identification No.)




      1111  Fannin,  Suite  1500,  Houston,  Texas         77002
       (Address  of  principal executive offices)       (Zip Code)





                                 (713) 658-4000
               Registrant's telephone number, including area code


                         This report contains 13 pages.

Item 2.     Acquisition or Disposition of Assets.

Pursuant to a purchase and sale agreement between Howell Petroleum Corporation ("HPC"), a wholly-owned subsidiary of Registrant (the "Company"), and Conoco Inc. ("Seller"), dated October 17, 2001, Registrant has purchased an additional interest in the Elk Basin Field, a producing oil property located in Wyoming and Montana. The acquisition was closed on November 20, 2001. The interests acquired were non-operated interests as HPC was already the operator of the properties. The Registrant intends to continue conducting production and development operations on the properties.

The purchase price and sales terms of the transaction were determined through arms length negotiations. The total consideration paid for the properties was $26.0 million. The Company used working capital and funds borrowed under its Credit Agreement to finance the transaction. The effective date was September 1, 2001.

There is no material relationship between the Seller and Registrant or any of its affiliates, or with any director, officer or associate of any director or officer of the Registrant.

Item 7.    Financial Statements and Exhibits.

   (a) Financial statements of business acquired.

       An index of historical financial statements of the business acquired included in this report is presented on page 4.

   (b) Pro forma financial information.

       An index of pro forma financial information included in this report is presented on page 4.

   (c) Exhibits.

       None.

FORWARD-LOOKING STATEMENTS

Statements contained in this Report and other materials filed or to be filed by the Company with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company or its representatives) that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to matters such as anticipated operating and financial performance, business prospects, developments and results of the Company. Actual performance, prospects, developments and results may differ materially from any or all anticipated results due to economic conditions and other risks, uncertainties and circumstances partly or totally outside the control of the Company, including rates of inflation, oil and natural gas prices, uncertainty of reserve estimates, rates and timing of future production of oil and gas, exploratory and development activities, acquisition risks, and changes in the level and timing of future costs and expenses related to drilling and operating activities.

Words such as "anticipated", "expect", "estimate", "project", and similar expressions are intended to identify forward-looking statements.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      HOWELL CORPORATION
                                      (Registrant)

Date:  November 27, 2001              By: /s/ ALLYN R. SKELTON, II
                                      ----------------------------
                                      Allyn R. Skelton, II
                                      Vice President & Chief Financial Officer
                                      (Duly Authorized Officer)

                          INDEX TO FINANCIAL STATEMENTS


I. FINANCIAL STATEMENTS OF THE ACQUISITION PROPERTIES                 PAGE

Independent Auditors' Report .......................................    5

Statements of Revenues and Direct Operating Expenses for the year ended December 31, 2000 and the nine months  ended September
     30, 2000 and 2001 (Unaudited) .................................    6

Notes to Statements of Revenues and Direct Operating Expenses.......    7



II.UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA OF
   HOWELL CORPORATION

Introduction .......................................................    9

Pro Forma Condensed Consolidated Balance Sheet as of September 30,
     2001 (unaudited) ..............................................   10

Pro Forma Condensed Consolidated Statement of Income for the nine
     months ended September 30, 2001 (unaudited) ...................   11

Pro Forma Condensed Consolidated Statement of Income for the year
     ended December 31, 2000 (unaudited) ...........................   12

Notes to Pro Forma Condensed Consolidated Financial Statements
     (unaudited) ...................................................   13

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Howell Corporation:

   We have audited the accompanying statement of revenues and direct operating expenses of the properties (the "Acquisition Properties") acquired by Howell Corporation (the "Company") from Conoco Inc. for the year ended December 31, 2000. This statement is the responsibility of the Company's management. Our responsibility is to express an opinion on the statement based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audit provides a reasonable basis for our opinion.

   The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion on Form 8-K of the Company) as described in Note 2 to the statement and is not intended to be a complete presentation of the Company's interests in the properties described above.

   In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses, described in Note 2, of the Acquisition Properties for year the ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Houston, Texas
November 27, 2001



                                ACQUISITION PROPERTIES
                 STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
                                    (In thousands)


                                                NINE MONTHS ENDED
                                                  SEPTEMBER 30               YEAR ENDED
                                               2001            2000       DECEMBER 31, 2000
                                            ---------       ---------     -----------------
                                                   (Unaudited)
Revenues  - oil and natural gas liquids...   $13,408         $17,458          $ 23,195
Direct operating expenses ................     5,945           6,115             8,344
                                            ---------       ---------     -----------------
Revenues in excess of direct operating
     expenses ............................   $ 7,463         $11,343          $ 14,851
                                            =========       =========     =================


See accompanying Notes to Statements of Revenues and Direct Operating Expenses.

                             ACQUISITION PROPERTIES
          NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES



NOTE 1 - OPERATIONS, ORGANIZATION AND BASIS OF PRESENTATION

      The accompanying statements represent the interests in the revenues and direct operating expenses of the oil and natural gas liquids producing properties acquired by Howell Corporation (the "Company") from Conoco Inc. on November 20, 2001, for approximately $26.0 million. The properties acquired are located in Wyoming and Montana. These properties are referred to herein as the "Acquisition Properties".

      Direct operating expenses include payroll, lease and well repairs, production taxes, maintenance, utilities and other direct operating expenses. During the periods presented, the Acquisition Properties were not accounted for as a separate entity. Certain costs such as depreciation, depletion and amortization, general and administrative expenses, interest expense and corporate taxes were not allocated to the Acquisition Properties.

      The revenue from oil and natural gas liquids has been based on historical product prices at the point of sale using and the revenue and working interests purchased by the Company. The effect on revenues of production imbalances is not material.

      USE OF ESTIMATES. The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

NOTE 2 - OMITTED HISTORICAL FINANCIAL INFORMATION

      Historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not readily available on an individual property basis and not meaningful to the Acquisition Properties. Historically, no allocation of general and administrative, litigation, interest, federal income tax expense, depreciation, depletion and amortization was made to the Acquisition Properties. Accordingly, the statements are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

      The Company is unaware of any legal, environmental or other contingencies that would have a material adverse effect in relation to the statements.

NOTE 4 - SUPPLEMENTAL DISCLOSURES ON OIL AND GAS EXPLORATION,
         DEVELOPMENT AND PRODUCTION ACTIVITIES (UNAUDITED)

      RESERVES. The following table summarizes the net ownership interests in estimated quantities of the proved oil and gas reserves of the Acquisition Properties at November 20, 2001 (the closing date), estimated by the Company's petroleum engineers.

                                                      Crude Oil and
                                                        Natural Gas
                                                      Liquids (BBLS)
                                                      --------------

            Proved developed reserves ...............    9,044,110
            Proved undeveloped reserves .............      266,890
                                                      --------------
            Total proved reserves ...................    9,311,000
                                                      ==============

Production volumes for prior periods were added back to the above referenced reserve amounts to arrive at reserve totals at December 31, 2000, and 1999, respectively.

                                                       Crude Oil and
                                                        Natural Gas
                                                      Liquids (BBLS)
                                                      --------------
       Proved Reserves as of November 20, 2001 ......    9,311,000
           2001 Production (through November 19th)...      716,190
                                                      --------------
       Proved Reserves as of December 31, 2000 ......   10,027,190
           2000 Production ..........................      845,594
                                                      --------------
       Proved Reserves as of December 31, 1999 ......   10,872,784
                                                      ==============


      STANDARDIZED  MEASURE OF  DISCOUNTED  FUTURE NET CASH  FLOWS  RELATING  TO
PROVED OIL AND GAS RESERVES. The following table presents the Standardized Measure of Discounted Future Net Cash Flows before future income taxes from proved oil and gas reserves of the Acquisition Properties. As prescribed by the Financial Accounting Standards Board, the amounts shown are based on prices and costs at September 30, 2001, and assume continuation of existing economic conditions. A discount factor of 10% was used to reflect the timing of future net cash flow. Extensive judgments are involved in estimating the timing of production and the costs that will be incurred throughout the remaining lives of the fields. Accordingly, the estimates of future net cash flows from proved reserves and the present value thereof may not be materially correct when judged against actual subsequent results. Further, since prices and costs do not remain static, and no price or cost changes have been considered, and future production and development costs are estimates to be incurred in developing and producing the estimated proved oil and gas reserves, the results are not necessarily indicative of the fair market value of estimated proved reserves, and the results may not be comparable to estimates disclosed by other oil and gas producers.

                                                    As of September 30,
                                                           2001
                                                      (in thousands)
                                                      --------------
       Future cash inflows ..........................     $142,055
       Future production costs ......................       97,535
       Future development costs .....................          705
                                                      --------------
       Future net cash flows ........................       43,815
          10% annual discount for estimating timing
          of cash flows .............................       16,552
                                                      --------------
       Standardized measure (before income taxes) of
          discontinued future net cash flows relating
          to proved oil and gas reserves ............    $  27,263
                                                      ==============

                               HOWELL CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA


      The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2001, gives effect to the acquisition of the Acquisition Properties as if it occurred on that date. The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2001, and for the year ended December 31, 2000, gives effect to the acquisition of the Acquisition Properties as if it occurred on January 1, 2000.

      The unaudited pro forma financial data presented are based upon the historical consolidated financial statements of Howell Corporation (the "Company") and the historical statements of revenues and direct operating expenses of the Acquisition Properties and should be read in conjunction with such financial statements and related notes thereto which are contained in the Company's 2000 Annual Report on Form 10-K, the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 2001, and this Current Report on Form 8-K.

      The pro forma financial data are based upon assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements, and the actual recording of the transactions could differ. The unaudited pro forma financial data are not necessarily indicative of financial results that would have occurred had the acquisition of the Acquisition Properties been effective on September 30, 2001, or January 1, 2000, and should not be viewed as indicative of operations in future periods.



                                      HOWELL CORPORATION
                         PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   AS OF SEPTEMBER 30, 2001
                                       (In thousands)
                                         (UNAUDITED)


                                                      HOWELL         PRO FORMA        PRO FORMA
                                                    HISTORICAL      ADJUSTMENTS        AMOUNTS
                                                   -----------      -----------      -----------
ASSETS:
  Cash and cash equivalents ....................    $ 10,980          $(5,000)  (a)   $  5,980
  Accounts receivable ..........................       9,326               --            9,326
  Prepaid expenses and other current assets ....       3,624               --            3,624
                                                   -----------      -----------      -----------
    Total current assets .......................      23,930           (5,000)          18,930

  Property and equipment, net ..................     120,320           26,000   (b)    146,320
  Other non-current assets, net ................         829               --              829
                                                   -----------      -----------      -----------
    Total assets ...............................    $145,079          $21,000         $166,079
                                                   ===========      ===========      ===========


LIABILITIES AND SHAREHOLDERS' EQUITY:
  Current liabilities ..........................    $ 18,022          $    --         $ 18,022
  Deferred income taxes ........................       4,319               --            4,319
  Other liabilities ............................       3,968               --            3,968
  Long term debt ...............................      66,000           21,000   (a)     87,000
  Shareholders' equity .........................      52,770               --           52,770
                                                   -----------      -----------      -----------
    Total liabilities and shareholders' equity..    $145,079          $21,000         $166,079
                                                   ===========      ===========      ===========

See Notes to Pro Forma Condensed Consolidated Financial Statements.


                                             HOWELL CORPORATION
                           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                                    (In thousands, except per share data)
                                                (UNAUDITED)


                                                                    ACQUISITION
                                                      HOWELL         PROPERTIES       PRO FORMA        PRO FORMA
                                                    HISTORICAL       HISTORICAL      ADJUSTMENTS        AMOUNTS
                                                   -----------      -----------      -----------      -----------
REVENUES:
  Oil and natural gas liquids revenues ...........   $67,357          $13,408          $    --          $80,765
                                                   -----------      -----------      -----------      -----------
COSTS AND EXPENSES:
  Lease operating expenses .......................    27,269            5,945             (781) (c)      32,433
  Depreciation, depletion and amortization .......     6,651               --            1,583  (d)       8,234
  General and administrative expenses ............     4,354               --              781  (c)       5,135
  Interest and other, net ........................     3,082               --            1,254  (e)       4,336
                                                   -----------      -----------      -----------      -----------
    Total expenses ...............................    41,356            5,945            2,837           50,138
                                                   -----------      -----------      -----------      -----------
Earnings before income taxes .....................    26,001            7,463           (2,837)          30,627

  Income tax expense .............................     8,960               --            1,619  (f)      10,579
                                                   -----------      -----------      -----------      -----------
Net earnings .....................................    17,041            7,463           (4,456)          20,048
  Less:  Preferred stock dividends ...............    (1,811)              --               --           (1,811)
                                                   -----------      -----------      -----------      -----------
Net earnings applicable to common shares .........   $15,230          $ 7,463          $(4,456)         $18,237
                                                   ===========      ===========      ===========      ===========

Net earnings per common share - basic ............   $  2.54                                            $  3.05
                                                   ===========                                        ===========

Weighted average shares outstanding - basic ......     5,987                                              5,987
                                                   ===========                                        ===========

Net earnings per common share - diluted ..........   $  1.98                                            $  2.32
                                                   ===========                                        ===========

Weighted average shares outstanding - diluted ....     8,625                                              8,625
                                                   ===========                                        ===========


See Notes to Pro Forma Condensed Consolidated Financial Statements.


                                             HOWELL CORPORATION
                            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                    FOR THE YEAR ENDED DECEMBER 31, 2000
                                    (In thousands, except per share data)
                                                (UNAUDITED)


                                                                    ACQUISITION
                                                      HOWELL         PROPERTIES       PRO FORMA        PRO FORMA
                                                    HISTORICAL       HISTORICAL      ADJUSTMENTS        AMOUNTS
                                                   -----------      -----------      -----------      -----------
REVENUES:
  Oil and natural gas liquids revenues ...........   $81,065          $23,195          $    --         $104,260
                                                   -----------      -----------      -----------      -----------
COSTS AND EXPENSES:
  Lease operating expenses .......................    30,436            8,344             (970) (c)      37,810
  Depreciation, depletion and amortization .......     7,353               --            2,023  (d)       9,376
  General and administrative expenses ............     3,629               --              970  (c)       4,599
  Interest and other, net ........................     6,143               --            2,168  (e)       8,311
                                                   -----------      -----------      -----------      -----------
    Total expenses ...............................    47,561            8,344            4,191           60,096
                                                   -----------      -----------      -----------      -----------
Earnings before income taxes .....................    33,504           14,851           (4,191)          44,164

  Income tax expense .............................    12,061               --            3,731  (f)      15,792
                                                   -----------      -----------      -----------      -----------
Net earnings .....................................    21,443           14,851           (7,922)          28,372
  Less:  Preferred stock dividends ...............    (2,415)              --               --           (2,415)
                                                   -----------      -----------      -----------      -----------
Net earnings applicable to common shares .........   $19,028          $14,851          $(7,922)         $25,957
                                                   ===========      ===========      ===========      ===========

Net earnings per common share - basic ............   $  3.16                                            $  4.31
                                                   ===========                                        ===========

Weighted average shares outstanding - basic ......     6,021                                              6,021
                                                   ===========                                        ===========

Net earnings per common share - diluted ..........   $  2.50                                            $  3.31
                                                   ===========                                        ===========

Weighted average shares outstanding - diluted ....     8,565                                              8,565
                                                   ===========                                        ===========

See Notes to Pro Forma Condensed Consolidated Financial Statements.

                        HOWELL CORPORATION
  NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            (UNAUDITED)

(a) To record the utilization of cash and the incurrence of debt to fund the amount paid for the Acquisition Properties.

(b) To record the estimated purchase price of the Acquisition Properties acquired from Conoco Inc.

(c) To reverse general and administrative charges paid by Conoco Inc. and received by Howell that will no longer be received after the acquisition.

(d) To adjust depreciation, depletion and amortization expense as a result of acquiring the Acquisition Properties.

(e) To record additional interest expense on the net increase in borrowings under the Credit Facility. Interest rates used were 8.34% and 6.45% for the year ended December 31, 2000, and the nine months ended September 30, 2001, respectively.

(f) To record income tax expense on the pro forma increase in taxable income at the statutory rate of 35%.